Exhibit 99.1

New Relic Promotes Hilarie Koplow-McAdams to President

President and COO Chris Cook to Depart Following End of Calendar Year

SAN FRANCISCO — October 1, 2015 — Software analytics company New Relic, Inc. (NYSE: NEWR) announced that current Chief Revenue Officer Hilarie Koplow-McAdams has been promoted to the role of President. In this expanded role, she is responsible for managing the company’s full go-to-market strategy and continues to report directly to CEO and Founder Lew Cirne.

“This is an extremely well-deserved promotion for Hilarie. Since joining New Relic from Salesforce nearly two years ago, she has proven to be a remarkable leader, delivering continued success across the board,” said Cirne. “In her new role, she will lead our unified go-to-market organization, with the goal of further accelerating our mission of helping organizations build the best modern software possible.”

The company also announced that after more than four years in the role of President and Chief Operating Officer, Chris Cook, is resigning so that he may pursue opportunities in a CEO role. During his tenure, Cook was responsible for managing New Relic’s day-to-day business operations, and helped to build and scale the company across all aspects of the business, including multiple product lines and geographies. He plans to stay with New Relic as Chief Operating Officer until January 2016 to ensure a smooth leadership transition.

“I want to express my gratitude to Chris for being a true partner to me in scaling New Relic from the ground up,” added Cirne. “And, I’m incredibly proud of him for pursuing his long-held objective of leading a high growth company as CEO. I trust that he will, no doubt, be incredibly successful in his future endeavors.”

Cirne will now have three direct reports, each responsible for leading the company’s core, interdependent functional teams:

•	Chief Product Officer Jim Gochee remains responsible for the product and engineering organizations, as announced in August.

•	As President, Hilarie Koplow-McAdams is now responsible for a unified go-to-market organization, including business development, customer success, sales, and technical services and support. She adds the marketing organization under her leadership.

•	Chief Financial Officer Mark Sachleben is responsible for the entire G&A organization, adding people operations, IT, facilities, and business enablement under his leadership.

About New Relic

New Relic is a software analytics company that delivers real-time insights to more than 500,000 users and 12,000 paid business accounts. As a multi-tenant SaaS platform, the New Relic Software Analytics Cloud helps companies securely monitor their production software in virtually any environment, without having to build or maintain dedicated infrastructure. New Relic helps companies improve application performance, create delightful customer experiences, and realize business success. Learn more at newrelic.com.

New Relic is a registered trademark of New Relic, Inc.

All product and company names herein may be trademarks of their registered owners.

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Cook’s resignation as Chief Operating Officer, the contributions of New Relic’s management and potential benefits to the company and its customers. The achievement or success of the matters covered by such forward-looking statements are based on New Relic’s current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause New Relic’s actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement. Further information on factors that could affect New Relic’s financial and other results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, including in New Relic’s most recent Form 10-Q, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov. New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.